As filed with the Securities and Exchange Commission on June 7, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
RETROPHIN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4842691
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 200
San Diego, CA 92130
(Address of Principal Executive Offices)
________________
Inducement Awards
Retrophin, Inc. 2015 Equity Incentive Plan
Retrophin, Inc. 2017 Employee Stock Purchase Plan
(Full Title of the Plan)

Stephen Aselage
Chief Executive Officer
Retrophin, Inc.
3721 Valley Centre Drive, Suite 200
San Diego, CA 92130
(Name and Address of Agent for Service)

(760) 260-8600
(Telephone Number, Including Area Code, of Agent for Service)
________________
Copy to:
Jason L. Kent, Esq.
Nathan J. Nouskajian, Esq.
Cooley LLP.
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000
________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)						Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock (par value $0.0001 per share) issuable as Inducement Awards	170,000 shares (4)	$20.92 (2)	$3,556,400 (2)	$412.19
Common Stock (par value $0.0001 per share) issuable as Inducement Awards	50,000 shares (5)	$17.15 (3)	$857,500 (3)	$99.38
Common Stock (par value $0.0001 per share) issuable under the 2015 Equity Incentive Plan	1,800,000 shares (6)	$17.15 (3)	$30,870,000 (3)	$3,577.83
Common Stock (par value $0.0001 per share) issuable under the 2017 Employee Stock Purchase Plan	380,000 shares (7)	$17.15 (3)	$6,517,000 (3)	$755.32
Total:	2,400,000 shares	N/A	$41,800,900	$4,844.72

1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of the Registrant’s common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price for the Registrant’s common stock subject to outstanding stock options.

(3)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based the average of the high and low prices of the Registrant’s common stock on June 5, 2017, as reported on the Nasdaq Global Market.

(4) Represents shares of the Registrant’s common stock reserved for issuance upon the exercise of outstanding stock options granted outside the Retrophin, Inc. 2015 Equity Incentive Plan (the 2015 Plan) but pursuant to the terms of the 2015 Plan as if such stock options were granted under the 2015 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.
(5) Represents shares of the Registrant’s common stock reserved for issuance upon the vesting of outstanding restricted stock units granted outside the 2015 Plan but pursuant to the terms of the 2015 Plan as if such restricted stock units were granted under the 2015 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

(6)	Represents 1,800,000 shares of the Registrant’s common stock that were added to the 2015 Plan pursuant to a share reserve increase approved by the Registrant’s stockholders on May 17, 2017.
(7) Represents 380,000 shares of the Registrant’s common stock reserved for issuance pursuant to the Retrophin, Inc. 2017 Employee Stock Purchase Plan (the 2017 ESPP) approved by the Registrant’s stockholders on May 17, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1.    PLAN INFORMATION.
Not required to be filed with this Registration Statement.
ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 1, 2017;
2.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 5, 2017;
3.The Registrant’s Current Reports on Form 8-K and Form 8-K/A (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Securities and Exchange Commission on March 8, 2017, March 27, 2017, April 13, 2017, May 18, 2017 and May 19, 2017;
4.The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Securities and Exchange Commission on April 14, 2017; and
5.The description of the Registrant’s common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on January 9, 2014, including any amendments or reports filed for the purposes of updating this description.
All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
ITEM 4.     DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.
The Registrant’s amended and restated bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants us the power to indemnify.

Insofar as indemnification for liabilities under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the Registrant have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8.     EXHIBITS.

Exhibit:	Description
3.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s General Form for Registration of Securities on Form 10-12G, filed with the SEC on October 28, 2010).

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2015).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2015).
4.1
Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2014).

4.2
Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 19, 2013).

4.3
Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Company closed on August 15, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2013).

4.4
Form of Note Purchase Agreement for principal senior convertible notes with an interest rate of 4.50% due 2019 (“2019 Notes”), dated May 29, 2014, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2014).

4.5	Form of Indenture for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2014).
4.6	Form of Note for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 29, 2014).
4.7
Registration Rights Agreement, dated February 12, 2013, by and among the Company and the February 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 19, 2013).

4.8
Registration Rights Agreement, dated August 15, 2013, by and among the Company and the August 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2013).

4.9
First Amendment to Registration Rights Agreement, dated August 14, 2013, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2013).

5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of BDO USA, LLP.
24.1	Power of Attorney (included on the signature page hereto).
99.1	Retrophin, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 18, 2017).
99.2
Form of Stock Option Grant Notice, Option Agreement and Exercise Notice, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for use under the Retrophin, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2015).

99.3	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise for Inducement Grant Outside of 2015 Equity Incentive Plan.
99.4	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for Inducement Grant Outside of 2015 Equity Incentive Plan.
99.5	Retrophin, Inc. 2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit. 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 18, 2017).

ITEM 9.     UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 7, 2017.

RETROPHIN, INC.

By:	/s/ Stephen Aselage
Stephen Aselage
Chief Executive Officer

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen Aselage and Laura M. Clague, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Aselage Stephen Aselage	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2017

/s/ Laura M. Clague Laura M. Clague	Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2017

/s/ Gary Lyons Gary Lyons	Chairman of the Board of Directors	June 7, 2017

/s/ Tim Coughlin Tim Coughlin	Director	June 7, 2017

/s/ John A. Orwin John A. Orwin	Director	June 7, 2017

/s/ John Kozarich John Kozarich	Director	June 7, 2017

/s/ Jeffrey A. Meckler Jeffrey A. Meckler	Director	June 7, 2017

/s/ Roy D. Baynes Roy D. Baynes	Director	June 7, 2017

/s/ Ron Squarer Ron Squarer	Director	June 7, 2017

EXHIBIT INDEX

Exhibit:	Description
3.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s General Form for Registration of Securities on Form 10-12G, filed with the SEC on October 28, 2010).

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2015).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2015).
4.1
Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2014).

4.2
Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 19, 2013).

4.3
Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Company closed on August 15, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2013).

4.4
Form of Note Purchase Agreement for principal senior convertible notes with an interest rate of 4.50% due 2019 (“2019 Notes”), dated May 29, 2014, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2014).

4.5	Form of Indenture for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2014).
4.6	Form of Note for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 29, 2014).
4.7
Registration Rights Agreement, dated February 12, 2013, by and among the Company and the February 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 19, 2013).

4.8
Registration Rights Agreement, dated August 15, 2013, by and among the Company and the August 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2013).

4.9
First Amendment to Registration Rights Agreement, dated August 14, 2013, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2013).

5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of BDO USA, LLP.
24.1	Power of Attorney (included on the signature page hereto).
99.1	Retrophin, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 18, 2017).
99.2
Form of Stock Option Grant Notice, Option Agreement and Exercise Notice, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for use under the Retrophin, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2015).

99.3	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise for Inducement Grant Outside of 2015 Equity Incentive Plan.
99.4	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for Inducement Grant Outside of 2015 Equity Incentive Plan.
99.5	Retrophin, Inc. 2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 18, 2017).